UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 11, 2004

Date of report (Date of earliest event reported)

VARCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13309	76-0252850
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 W. Sam Houston Parkway South,

Suite 1700

Houston, Texas 77042

(Address of Principal Executive Offices and zip code)

(281) 953-2200

(Registrant’s Telephone Number, Including Area Code)

Item 5.	Other Events

On August 12, 2004, Varco International, Inc., a Delaware corporation (“Varco”), and National-Oilwell, Inc., a Delaware corporation (“National-Oilwell”), announced a merger of equals transaction pursuant to the terms of an Agreement and Plan of Merger dated as of August 11, 2004 (the “Merger Agreement”). Pursuant to the Merger Agreement, Varco will merge with and into National-Oilwell (the “Merger”). In connection with the Merger, each outstanding share of Varco common stock will be converted into the right to receive 0.8363 of a share of National-Oilwell common stock. National-Oilwell will assume all options outstanding under Varco’s stock option plans and each outstanding option to purchase Varco common stock will be converted into an option to purchase National-Oilwell common stock, subject to certain adjustments to the exercise price and the number of shares issuable upon exercise of those options to reflect the exchange ratio. The completion of the Merger is subject to several conditions, including the approval of the Merger Agreement and the Merger by the stockholders of Varco and National-Oilwell and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

In connection with the Merger Agreement, Varco entered into an amendment (the “Rights Agreement Amendment”) to its Rights Agreement dated as of November 29, 2000 (the “Rights Agreement”). A copy of the Rights Agreement is filed as Exhibit 4.1 to Varco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2000. The Rights Agreement Amendment, among other things, clarifies that, prior to the effectiveness of the Merger Agreement, National-Oilwell and its affiliates will not be deemed to beneficially own shares of Varco common stock in connection with the execution of the Merger Agreement or consummation of the transactions contemplated thereby. Under the Rights Agreement generally, the rights will become exercisable if a person acquires more than a certain percentage of beneficial ownership of Varco’s then outstanding common stock.

The foregoing description of the Merger, the Merger Agreement and the Rights Agreement Amendment is qualified in its entirety by reference to the Merger Agreement, the Rights Agreement Amendment and the joint press release attached as Exhibits 2.1, 4.1 and 99.1, respectively, and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.
	2.1	Agreement and Plan of Merger, dated as of August 11, 2004, by and between Varco International, Inc., a Delaware corporation, and National-Oilwell, Inc., a Delaware corporation.

	4.1	Amendment to Rights Agreement dated as of August 11, 2004.

	99.1	Joint Press Release dated August 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2004

VARCO INTERNATIONAL, INC.

By:	/S/ CLAY C. WILLIAMS
Name: Clay C. Williams Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 11, 2004, by and between Varco International, Inc., a Delaware corporation, and National-Oilwell, Inc., a Delaware corporation.

4.1	Amendment to Rights Agreement dated as of August 11, 2004.

99.1	Joint Press Release dated August 12, 2004.